Exhibit 10.32



                             CHINA BAK BATTERY, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

         This Nonqualified Stock Option Agreement (the "Agreement") is entered into between China BAK Battery, Inc., a Nevada corporation (the "Company"), and (the "Optionee") effective as of the 16th day of May, 2005 (the "Date of Grant"). In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

         1. Grant of Option. Under the terms and conditions of the Company's Stock Option Plan (the "Plan"), which is incorporated herein by reference, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of (______) shares of the Company's Common Stock, par value $0.001 per share, at a price of $6.25 per share.

         2. Character of Option. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. Term. The Option shall expire on May 16, 2011 or, in the event of the Optionee's termination of service as an employee, director, or advisor of the Company, on such earlier date as may be provided in the Plan.

         4. Vesting; Exercisability. Subject to any provisions of the Plan concerning exercisability and vesting of options, the Option shall vest and be exercisable in accordance with the following:

         The option shall become vested and exercisable beginning July 1, 2007; however, the Optionee is prohibited from exercising all of his/her options at once, but instead must exercise his/her options on three separate dates and in accordance with the Exercise Interval (as defined below). The interval between each separate exercising date must be no less than six (6) months (the "Exercise Interval"). The initial exercise of optionable shares by the Optionee shall not exceed forty percent (40%) of his/her total shares granted under this Agreement, including any amendment to this Agreement. The second exercise of optionable shares plus the first exercise of shares by the Optionee shall not exceed seventy percent (70%) of the total optionable shares granted under this Agreement, including any amendment to this Agreement. The remaining optionable shares must be exercised in accordance with the Exercise Interval.

         Notwithstanding the foregoing, in the event a Corporate Transaction (as defined in the Plan) occurs prior to the Option becoming vested as provided in the previous sentence, the Committee (as defined in the Plan) will determine whether vesting will be accelerated.




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         The  unexercised  portion of the Option  from one period may be carried over to a subsequent period or periods, and the right of the Optionee to exercise the Option as to such unexercised portion shall continue for the entire term.

         5. Procedure for Exercise. Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company by the Optionee in accordance with the Plan and payment of the purchase price prescribed in
Section 1 above for the shares to be acquired pursuant to the exercise.

         6. Payment of Purchase Price. Payment of the purchase price for any shares purchased pursuant to the Option shall be in accordance with the provisions of the Plan.

         7. Transfer of Options. The Option may not be transferred except (i) by will or the laws of descent and distribution, (ii) to members of Optionee's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners or
(iii) pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee's legally authorized representative.

         8. Acceptance of the Plan. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terns and conditions of the Plan.

         9. Amendment. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

         10. Miscellaneous. This Agreement will be construed and enforced in accordance with the laws of the State of Nevada and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of the Optionee.

         Executed to be effective as of the date set forth above.

                                                CHINA BAK BATTERY, INC.



                                                 By:____________________________

                                                 Print:_________________________

                                                Its:____________________________






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         Optionee  acknowledges  receipt  of a copy of the Plan  (including  all amendments to date) and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.

         Optionee further agrees to notify the Company upon any change in the residence address indicated below.


                                                   _____________________________

                                                   ___________________, Optionee




                                                     Address:

                                                     ___________________________

                                                     ___________________________

                                                     ___________________________




                                                     ______  Number of Optionee:

                                                     ___________________________